UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2014

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Ecova Disposition
On June 30, 2014, Avista Capital, Inc., the non-regulated subsidiary of Avista Corporation (Avista Corp. or the Company) completed its sale of Ecova, Inc. (Ecova) to Cofely USA Inc., an indirect subsidiary of GDF SUEZ, a French multinational utility company. The sale price was $335 million in cash, less the payment of debt and other customary closing adjustments. At the closing of the transaction on June 30, 2014, Ecova became a wholly-owned subsidiary of Cofely USA Inc. and Avista Corp. will have no further involvement with Ecova after such date.
The signing of the definitive sales agreement was previously announced on May 29, 2014. A Form 8-K and the Agreement and Plan of Merger (Exhibit 2.1 to that Form 8-K) were filed with the Securities and Exchange Commission on that date.
A copy of Avista Corp.'s press release is filed as Exhibit 99.1.
Alaska Energy and Resources Company Acquisition
On July 1, 2014, Avista Corp. completed its acquisition of Alaska Energy and Resources Company (AERC), based in Juneau, Alaska. As of July 1, 2014 AERC is a wholly-owned subsidiary of Avista Corp. The primary subsidiary of AERC is Alaska Electric Light and Power Company. In connection with the closing, Avista Corp. issued approximately 4.5 million new shares of common stock to the shareholders of AERC at a price of $32.46 per share, which reflects a purchase of $170 million, less outstanding debt and other closing adjustments.
The signing of the definitive purchase agreement was previously announced on November 4, 2013. A Form 8-K and the Agreement and Plan of Merger (Exhibit 2.1 to that Form 8-K) were filed with the Securities and Exchange Commission on that date.
A copy of Avista Corp.'s press release is filed as Exhibit 99.2.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press release dated July 1, 2014 announcing the completion of the Ecova sale, which is being filed pursuant to Item 8.01.

99.2	Press release dated July 1, 2014 announcing the completion of the AERC acquisition, which is being filed pursuant to Item 8.01.

Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to Avista Corp.'s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report. The information available at Avista Corp.'s Internet address is not part of this Current Report or any other report furnished or filed by Avista Corp. with the Securities and Exchange Commission.

Forward-Looking Statements

This current report and the filed press release Exhibit 99.1 contain forward-looking statements regarding the Company’s current expectations. Forward-looking statements are all statements other than historical facts. Such statements speak only as of the date of this report or the press release and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein or in the press release, all of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December. 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	July 1, 2014	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer